UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2013

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 South Palo Verde, Suite 123 Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2012, the Compensation Committee of the Board of Directors of CDEX INC. (“Company”) (www.cdexinc.com) met and proposed cancellation of any currently existing board compensation plan and the, effective May 13, 2013, adoption of the BOARD OF DIRECTORS 2013 COMPENSATION PLAN which the Board of Directors unanimously voted for its adoption.  A copy of the Compensation Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K

Also on May 13, 2012, the Compensation Committee of the Board of Directors of CDEX INC. (“Company”) (www.cdexinc.com) met and proposed a new Employment Agreement for Jeffrey K. Brumfield, the Company’s Chief Executive Officer.  The Board of Directors unanimously voted for its adoption.

The agreement was signed effective May 15, 2013.  The agreement provides for payment to Mr. Brumfield of an annual cash salary of $195,000, which includes a housing and travel allowance. Additionally, Mr. Brumfield will receive a 3% override/commission on total revenue in excess of $70,000 per month and be eligible for performance bonuses as determined by the Company. In addition, Mr. Brumfield will receive 1,000,000 stock options each time market capitalization of the Company increases by 100%. The options will vest 100% on issue date.  A copy of the form of the Employment Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein; the summary of this document set forth above is qualified by reference to such exhibit.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Exhibit Description

99.1	BOARD OF DIRECTORS 2013 COMPENSATION PLAN
99.2	EMPLOYMENT AGREEMENT OF JEFFREY K. BRUMFIELD

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: May 16, 2013	By:	/s/ Stephen McCommon
Stephen McCommon, CFO